UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	October 27, 2011
(Date of earliest event reported)	October 26, 2011

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 26, 2011, we announced that our board of directors approved a cash dividend for the quarter ended September 30, 2011.  A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

On October 26, 2011, ONEOK Partners, L.P. announced that the board of directors of its general partner, ONEOK Partners GP, L.L.C., a wholly owned subsidiary of ONEOK, Inc., approved a cash distribution for the quarter ended September 30, 2011.  A copy of the news release is attached as Exhibit 99.2 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On October 26, 2011, our board of directors approved a third-quarter 2011 dividend of 56 cents per share of common stock, payable November 14, 2011, to shareholders of record at the close of business November 7, 2011.

On October 26, 2011, the board of directors of ONEOK Partners’ general partner, ONEOK Partners GP, L.L.C., approved a cash distribution of 59.5 cents per unit effective for the third quarter 2011.  The third-quarter distribution is payable on November 14, 2011, to unitholders of record as of November 7, 2011.

We own approximately 82.8 million common and Class B limited partner units and the entire 2-percent general partner interest, including incentive distribution rights, which together represent a 42.8-percent ownership interest in ONEOK Partners, L.P.  We receive our portion of the referenced third-quarter distribution in accordance with our ownership interests as provided under the terms of the ONEOK Partners L.P. partnership agreement.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 News release issued by ONEOK, Inc., dated October 26, 2011.
99.2 News release issued by ONEOK Partners, L.P. dated October 26, 2011.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	October 27, 2011	By:	/s/ Robert F. Martinovich
Robert F. Martinovich Senior Vice President, Chief Financial Officer and Treasurer

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